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                                                                   Exhibit 4.1

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                              FLORSHEIM GROUP INC.
                  (formerly named The Florsheim Shoe Company),

                                   AS ISSUER

                  THE FLORSHEIM SHOE STORE COMPANY - NORTHEAST
                    THE FLORSHEIM SHOE STORE COMPANY - WEST
                     FLORSHEIM OCCUPATIONAL FOOTWEAR, INC.
                         (formerly named Hy-Test, Inc.)
                           L.J. O'NEILL SHOE COMPANY,

                                 AS GUARANTORS

               _________________________________________________

                                  $85,000,000

                         12-3/4 % SENIOR NOTES DUE 2002

               _________________________________________________


                          FIRST SUPPLEMENTAL INDENTURE
                           Dated as of April 19, 1997

                         amending and supplementing the
                    Indenture dated as of November 17, 1994

                    ________________________________________

                           FIRST UNION NATIONAL BANK
           (formerly named First Fidelity Bank, National Association)
                    ________________________________________

                                   as Trustee

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     FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
April 19, 1997, among FLORSHEIM GROUP INC. (formerly named The Florsheim Shoe Company), a Delaware corporation, each of THE FLORSHEIM SHOE STORE COMPANY - NORTHEAST, a Delaware corporation, THE FLORSHEIM SHOE STORE COMPANY - WEST, a Delaware corporation, FLORSHEIM OCCUPATIONAL FOOTWEAR, INC. (formerly named Hy-Test, Inc.), a Missouri corporation, and L.J. O'NEILL SHOE COMPANY, a Missouri corporation (collectively, the "Guarantors") and FIRST UNION NATIONAL BANK (formerly named First Fidelity Bank, National Association), as trustee.

     WHEREAS, there has heretofore been executed and delivered to the Trustee an Indenture dated as of November 17, 1994 (the "Original Indenture") regarding Florsheim's 12-3/4% Senior Notes due 2002;

     WHEREAS, Florsheim has commenced a tender offer (the "Tender Offer") for the Securities and, in connection therewith, a solicitation of consents (the "Solicitation") from the Holders to certain amendments to the Original Indenture as set forth in the Offer to Purchase and Consent Solicitation Statement of Florsheim dated March 31, 1997; and

     WHEREAS, pursuant to the Solicitation, the Holders of at least a majority in aggregate principal amount of the Securities outstanding (excluding for this purpose any Securities held by Florsheim, any Guarantor or any Affiliate of Florsheim or any Guarantor) have consented to the amendments effected by this Supplemental Indenture in accordance with the provisions of the Original Indenture.

     NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows.

                                   ARTICLE 1

             DEFINITIONS; AMENDMENTS TO ORIGINAL INDENTURE; WAIVER

SECTION 1.01.  DEFINITIONS.

     Capitalized terms used but not defined in this Supplemental Indenture shall have the specified meanings therefor set forth in the Original Indenture.

SECTION 1.02.  AMENDMENTS TO ORIGINAL INDENTURE.

     (a) The amendments set forth in this Supplemental Indenture shall become operative on the date that Florsheim notifies First Union National Bank of North Carolina, in its capacity as Depository in connection with the Tender Offer, that the Securities tendered are accepted for purchase and payment pursuant to the Tender Offer. If the Securities are not accepted for


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payment by Florsheim for any reason, the amendments set forth herein will not become operative.

     (b) Section 4.03 of the Original Indenture shall be amended and restated so as to read in its entirety as follows:

      SECTION 4.03.  REPORTS.

           Florsheim and the Guarantors shall file with Trustee, the Commission and the Holders, as applicable, the reports, information and documents required by TIA Section 314(a).

     (c) Section 4.04 of the Original Indenture shall be amended and restated so as to read in its entirety as follows:

      SECTION 4.04.  COMPLIANCE CERTIFICATE.

           Florsheim and the Guarantors shall deliver to Trustee, within 120 days after the end of each fiscal year of Florsheim, a certificate as required by TIA Section 314(a)(4).

     (d) Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.15, 4.16
and 5.01 and subsection 11.03(b) of the Original Indenture shall be deleted.

     (e) Section 4.10 of the Original Indenture shall be amended and restated so as to read in its entirety as follows:

      SECTION 4.10.  ASSET SALES.

           Within 360 days after consummation of any Asset Sale, Florsheim may elect to apply 100% of the Net Cash Proceeds thereof to (A) repay Indebtedness outstanding pursuant to the Credit Facility (and to permanently reduce the commitments thereunder by a corresponding amount) or (B) make an Investment in either (i) another business or (ii) capital expenditures or other non-current tangible assets, in each case, which is engaged or used in a Permitted Business. Any Net Cash Proceeds from an Asset Sale that are not applied or invested as provided in the preceding sentence shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5 million, Florsheim shall make an offer to all Holders of Securities (an "Asset Sale Offer") to purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09


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      hereof.  If the aggregate principal amount of Securities
      surrendered by Holders exceeds the amount of Excess Proceeds, the Trustee will select the Securities to be purchased on a pro rata basis. To the extent the aggregate principal amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Florsheim may use such deficiency for general corporate purposes and such deficiency shall no longer be deemed "Excess Proceeds."

           The Asset Sale Offer shall be made by Florsheim in compliance with all applicable laws, including, without limitation, Regulation 14E of the Exchange Act, to the extent applicable, and all applicable federal and state securities laws and the rules thereunder.

     (f) Each of Section 6.01 of the Original Indenture and Section 12 of the Securities shall be amended by deleting clauses (vi) and (vii) thereof.

     (g) All references in the Original Indenture and the Securities to the sections, subsections and clauses of the Original Indenture and the Securities deleted by the foregoing paragraphs (d) and (f) shall be void and of no further force and effect.

     (h) All defined terms used in Section 1.01 of the Original Indenture that are used solely in the sections, subsections and clauses deleted by the foregoing paragraphs (d) and (f) shall be void and of no further force and effect.

SECTION 1.03.  WAIVER.

     If and to the extent that any provision of the covenants set forth in the sections and subsections of the Original Indenture deleted by Section 1.02(d) of this Supplemental Indenture would impair Florsheim's ability to effect the Tender Offer and the Solicitation, compliance with such provision is hereby waived by the Trustee.

                                   ARTICLE 2

                                 MISCELLANEOUS

SECTION 2.01.  INSTRUMENTS TO BE READ TOGETHER.

     This Supplemental Indenture is an indenture supplemental to the Original Indenture, and the Original Indenture and this Supplemental Indenture shall henceforth be read together.

SECTION 2.02.  CONFIRMATION.

     The Original Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

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SECTION 2.03.  HEADINGS.

     The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

SECTION 2.04.  GOVERNING LAW.

     The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

SECTION 2.05.  COUNTERPARTS.

     This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 2.06.  EFFECTIVENESS.

     The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee.

SECTION 2.07.  ACCEPTANCE BY TRUSTEE.

     The Trustee accepts the amendments to the Original Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of Florsheim and the Guarantors and except as provided in the Original Indenture the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto.

SECTION 2.08.  TIA CONTROLS.

     If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture by the TIA, the required provision of the TIA shall control.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.

                              FLORSHEIM GROUP INC.
                              (formerly named The Florsheim Shoe Company)

                              By /s/ Karen Nyman Latham
                                 -----------------------------------------------
                                 Name:  Karen Nyman Latham
                                 Title:  Vice President and Chief Financial
                                         Officer


                              THE FLORSHEIM SHOE STORE COMPANY - NORTHEAST

                              By /s/ Karen Nyman Latham
                                 -----------------------------------------------
                                 Name:  Karen Nyman Latham
                                 Title:  Vice President and Chief Financial
                                         Officer


                              THE FLORSHEIM SHOE STORE COMPANY - WEST

                              By /s/ Karen Nyman Latham
                                 -----------------------------------------------
                                 Name:  Karen Nyman Latham
                                 Title:  Vice President and Chief Financial
                                 Officer


                              FLORSHEIM OCCUPATIONAL FOOTWEAR, INC.
                              (formerly named Hy-Test, Inc.)

                              By /s/ Karen Nyman Latham
                                 -----------------------------------------------
                                 Name:  Karen Nyman Latham
                                 Title:  Vice President and Chief Financial
                                         Officer


                              L.J. O'NEILL SHOE COMPANY

                              By /s/ Karen Nyman Latham
                                 -----------------------------------------------
                                 Name:  Karen Nyman Latham
                                 Title:  Vice President and Chief Financial
                                         Officer


                              FIRST UNION NATIONAL BANK, as Trustee
                              (formerly named First Fidelity Bank, National Association)

                              By /s/ John H.  Clapham
                                 -----------------------------------------------
                                 Name:  John H. Clapham
                                 Title:    Vice President